EXHIBIT 23(a)


                      [Ernst & Young LLP Letterhead]


                    CONSENT OF INDEPENDENT ACCOUNTANTS

               We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 22, 1998 on the consolidated financial statements and schedule of Jefferson Smurfit Corporation and JSCE, Inc., incorporated by reference in the Joint Proxy
Statement/Prospectus of Jefferson Smurfit Corporation that is made a part of this Registration Statement (Form S-4, No. 33-00000) for the registration of 115,798,222 shares of its common stock.


                      /s/ Ernst & Young LLP
                      ----------------------
                      Ernst & Young LLP




St. Louis, Missouri
October 8, 1998